Exhibit 10.1
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2023 EQUITY INCENTIVE PLAN

Participant:	###PARTICIPANT_NAME###
Grant Name:	###GRANT_NAME###
Grant Date:	###GRANT_DATE###
Expiry Date:	###EXPIRY_DATE###
Grant Number:	###GRANT_NAME###
Total Number of Units:	###TOTAL_AWARDS###, subject to adjustment as provided in this Agreement.
Grant Price:	###GRANT_PRICE###
Vesting Schedule:	As provided in Exhibit A.

lululemon athletica inc. (the “Company”) has granted to the Participant identified above an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in this Restricted Stock Units Agreement (the “Agreement”). The Award has been granted pursuant to the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”), the provisions of which are incorporated herein by reference. The Award is also subject to the terms of the Company’s Non-Employee Director Compensation Plan, effective February 2, 2026 (as amended and/or restated from time to time, the “NEDCP”), the provisions of which are incorporated herein by reference (however, the terms of this Agreement and the Plan will supersede in the event of an express conflict with the NEDCP).

By accepting the Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement, the Plan, the NEDCP and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Plan and (b) accepts the Award subject to all of the terms and conditions of this Agreement, the NEDCP and the Plan.

LULULEMON ATHLETICA INC.
By: [●]
Its: [●]
###REQUIRED_SIGNATURE###
###ACCEPTANCE_DATE###

1. DEFINITIONS AND CONSTRUCTION.

    1.1          Definitions. Unless otherwise defined herein, capitalized terms have the meanings assigned to such terms in the Plan.

        (a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to the Dividend Equivalent Right described in Section 2.3.

        (b) “Units” means the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both will be adjusted from time to time pursuant to Section 6.

    1.2          Construction.  Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. THE AWARD.

    2.1          Grant of Units. On the Grant Date, the Participant will acquire, subject to the provisions of this Agreement, the Total Number of Units set forth above, subject to adjustment as provided in Sections 2.3 and 6. Each Unit represents a right to receive on a date determined in accordance with this Agreement one share of Stock.

    2.2          No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Stock issued upon settlement of the Units, the consideration for which is the Participant’s continued service on the Board. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or service on the Board having a value not less than the par value of the Stock issued upon settlement of the Units.

    2.3          Dividend Equivalent Units. This Agreement also constitutes the award of a Dividend Equivalent Right to the Participant. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant will be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the sum of the Total Number of Units and the number of Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Units will be rounded down to the nearest whole number. Such additional Dividend Equivalent Units are subject to the same terms and conditions and will be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

3. VESTING OF UNITS; TERMINATION OF SERVICE.

    3.1          Vesting. The Units shall become nonforfeitable as set forth on Exhibit A attached hereto.

    3.2          Termination of Service. Upon a cessation of the Participant’s service to the Company for any reason, the Units shall be treated as set forth on Exhibit A attached hereto.

4. SETTLEMENT OF THE AWARD.

    4.1          Issuance of Stock. In full, final and complete settlement of each Unit that becomes nonforfeitable in accordance with the terms of this Agreement and the Plan, the Company will cause one share of Stock to be issued in respect of each such Unit, with such issuance to occur at the time provided on Exhibit A attached hereto. Shares of Stock issued in settlement of Units are subject to any restrictions as may be required pursuant to Section 4.3, the Plan or the Company’s Insider Trading Policy.

    4.2          Beneficial Ownership of Shares of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 4.2, a certificate for the shares of Stock as to which the Award is settled will be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant. In addition, shares of Stock settled as a result of this Agreement may be held in book entry form.

    4.3          Restrictions on Grant of the Award and Issuance of Shares of Stock. The grant of the Award and issuance of shares of Stock upon settlement of the Award is subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No share of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations, including, without limitation, the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award relieves the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

    4.4          Fractional Shares. The Company is not required to issue fractional shares of Stock upon the settlement of the Award. Any fractional share resulting from the determination of the number of vested Units will be rounded up to the nearest whole number.

5. TAX MATTERS.

The Participant understands and agrees that the Participant (and not the Company) is responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

6. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

In the event of any adjustment to this Award that is made pursuant to Section 4.3 of the Plan, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from such an adjustment will be rounded down to the nearest whole number. Such adjustments will be determined by the Committee, and its determination is final, binding and conclusive.

7. RIGHTS AS A STOCKHOLDER.

The Participant has no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), whether such shares are held in certificated or uncertificated book-entry form. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 6.

8. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. If shares are held in uncertificated book-entry form, the Company may cause notations to be made in the book-entry system to reference such restrictions. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

9. COMPLIANCE WITH SECTION 409A.
    9.1    General. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation will comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for noncompliance.
    9.2 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
    9.3        Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with Section 409A without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

    9.4        Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

10. DATA PRIVACY.

The following provisions apply only to the Participant if he or she resides outside the US, the EU, EEA, and UK:

    10.1    Collection and Use of Data. The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Participating Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If the Participant does not choose to participate in the Plan, his or her employment status or service with the Participating Company Group will not be adversely affected.

    10.2    Certain Data. The Participant understands that the Participating Company Group may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.

    10.3     Certain Transfers of Data. The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.

    10.4    Miscellaneous. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Participating Company Group  will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her Award under the Plan or administer or maintain Award. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Award). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

The following provisions apply only to the Participant if he or she resides in the EU, EEA, UK, or EU privacy laws are otherwise applicable:

    10.5    Data Collected and Purposes of Collection. The Participant understands that the Company, acting as controller, as well as the engaging Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Award (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Participating Company Group, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal basis (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

    10.6    Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Participating Company Group, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards, such as the EU-U.S. Data Privacy Framework or standard contractual clauses approved by the European Commission. If the Participating Company Group transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by submitting a request to the Company’s compliance and/or governance team as found on the Company intranet.

    10.7.    The Participant’s Rights in Respect of Data. The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the applicable human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

11. MISCELLANEOUS PROVISIONS.

    11.1        Termination or Amendment. The Committee may terminate or amend the Plan at any time. No amendment or addition to this Agreement is effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation (including, but not limited to Section 409A), may be made without the consent of the Participant.

    11.2        Non-transferability of the Award. Prior to the issuance of shares of Stock on the applicable settlement date, neither this Award nor any Units subject to this Award is subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award are exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

    11.3        Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

    11.4        Binding Effect. This Agreement inures to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, is binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

    11.5        Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder must be given in writing and is deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to this

Agreement or at such other address as such party may designate in writing from time to time to the other party.

        (a)          Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically any acceptance of this Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

        (b)          Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 11.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and this Agreement, as described in Section 11.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.5(a).

    11.6        Integrated Agreement. This Agreement, the NEDCP and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior and contemporaneous agreements, understandings, restrictions, representations, and warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement, the NEDCP and the Plan survive any settlement of the Award and remain in full force and effect.

    11.7       Severability. Each section and subsection of this Agreement are separate, distinct and severable from each other. If a section or subsection of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability applies to the section or subsection only to the extent of that invalidity or unenforceability and does not affect the validity or enforceability of any other section or subsection.

    11.8        Applicable Law. This Agreement is governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

    11.9      Confidentiality. The Participant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information. Any Confidential Information now or hereafter acquired by the Participant shall be deemed a valuable, special and unique asset of the Company that is received by the Participant in confidence and as a fiduciary, and the Participant shall remain a fiduciary to the Company with respect to all of such information. “Confidential Information” means, for purposes of this Agreement, all information included in the Grant Notice or this Agreement which is not generally or publicly known (other than as a result of unauthorized disclosure by the Participant).

    11.10     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Stock. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

    11.11    Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement.

    11.12    Language. Participant acknowledges that he or she has expressly requested and is satisfied that this Agreement or any other document related to the Plan be drafted in English only. Le Participant reconnait avoir expressément demandé et est satisfait(e) que cette entente et tout document relatif au régime soient rédigés uniquement en anglais.
[End of Agreement]

EXHIBIT A

Vesting and Termination of Service

Vesting and Termination of Service (only one item will be checked):

    1. ______

100% of the Units will become nonforfeitable on the earlier of (1) the first anniversary of the Grant Date, or (2) the date of the Company’s next Annual General Meeting of Stockholders after the Grant Date, provided that in either case, the Participant has remained in continuous service to the Company through the applicable vesting date. Upon a cessation of the Participant’s service to the Company for any reason, any Units that are not then nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and the Participant will have no further rights with respect to those Units. Settlement of a nonforfeitable Unit will occur during the 30 day period after such Unit becomes nonforfeitable (but in all events not later than the date required for such Unit to qualify for exemption under Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4)(A)).

    2. ______

25% of the Units will become nonforfeitable on the last day of each fiscal quarter of the fiscal year of the Company in which the Grant Date occurs, provided that the Participant has remained in continuous service to the Company through the applicable date. Upon a cessation of the Participant’s service to the Company for any reason, (1) a pro-rata portion of the Units that are scheduled to vest on the last day of the fiscal quarter of the Company in which such cessation of service occurs will become nonforfeitable (pro-rated based on the number of days the Participant served on the Board during the fiscal quarter of the Company in which such cessation of service occurred), (2) all Units that are not then nonforfeitable (determined after the application of the pro-rata vesting in clause (1) above) will immediately and automatically, without any action on the part of the Company, be forfeited, and (3) the Participant will have no further rights with respect to any such forfeited Units. Settlement of a nonforfeitable Unit will occur during the 30 day period commencing on the last day of the fiscal quarter in which such Unit becomes nonforfeitable (but in all events not later than the date required for such Unit to qualify for exemption under Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4)(A)).
[end of Exhibit A]

APPENDIX TO AGREEMENT

ADDITIONAL TERMS AND CONDITIONS OF
RESTRICTED STOCK UNITS AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2023 EQUITY INCENTIVE PLAN
This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Restricted Stock Units vests or the shares of Stock are issued under the Plan.
The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment or service after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
This addendum applies to all Participants who are resident in, a citizen of, or otherwise subject to tax in Australia in respect of Performance-based Restricted Stock Units granted to them (“Australian Participants”). In the event of any conflict between the Plan and this Addendum, this Addendum shall prevail for Participants who are Australian Participants.
Terms and Conditions
Foreign Exchange
Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the Restricted Stock Units or subsequent sale of the underlying shares of Stock and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.
Securities Law Information
The offer of the Restricted Stock Units is being made under Division 1A, Part 7.12 of the Corporations Act (Cth) (“Corporations Act”) and in accordance with the Company’s constitution.
Notifications
Nature of Plan and Offer
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
Notwithstanding any other provision of the Plan, no Restricted Stock Units may be granted to an Australian Participant:

(a)    if the Australian Participant is not an Employee, Director or Consultant of the Company or any subsidiary of the Company; or
(b)    if the Restricted Stock Units will result in the Australian Participant holding a greater than 10% interest in the Company as determined in accordance with sections 83A-45(6) and (7) of the Income Tax Assessment Act 1997 (Cth).
References to tax withholding in clause 17 of the Plan includes any liability that the Company is required by law to pay as a result of or in connection with the grant of Restricted Stock Units to an Australian Participant or an amount being included in an Australian Participant’s assessable income under Division 83A of the Income Tax Assessment Act 1997 (Cth) in relation to his or her Restricted Stock Units for an income year, including TFN Withholding Tax under section 14-155 of Schedule 1 to the Taxation Administration Act 1953 (Cth).
No Advice or Recommendation
This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation. The information contained in this Agreement is not a recommendation by the Company or any other person that any investor subscribes for shares of Stock in the Company. Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring shares of Stock in the Company on the basis of such independent assessment and investigation.
Privacy
In addition to Section 14 of this agreement, the Australian Participant understands and acknowledges that:
(a)    the personal information collected, maintained, processed and disclosed may include the Participant’s tax file number (“TFN”);
(b)    the Australian Participant is not required to provide their TFN and declining to provide their TFN is not an offence, however, there may be financial consequences if the Australian Participant does not provide their TFN;
(c)    where possible, the Company will collect personal information about the Australian Participant directly from the Australian Participant, however on occasion the Company may need to collect personal information about the Australian Participant from its related entities, service providers or other third parties;
(d)    the purposes for which personal information may be collected, maintained, processed and disclosed includes the fulfilment of any legal and regulatory requirements (such as under the Income Tax Assessment Act 1997 (Cth));
(e)    in order to implement, administer and manage the Australian Participant’s participation in the Plan, the Company may disclose personal information about the Australian Participant to the Australian Tax Office;

(f)    if the personal information (other than TFN) the Australian Participant provides to the Company is incomplete or inaccurate, the Company may not be able to implement, administer or manage the Australian Participant’s participation in the Plan;
(g)    more information about the way the Company collects, maintains, processes and discloses the Australian Participant’s personal information, how the Australian Participant can access and correct that personal information, and how the Australian Participant can make a complaint about a breach of the Australian Privacy Principles contained in the Privacy Act 1988 (Cth) (“Privacy Act”), can be accessed by contacting the Australian Participant’s local human resources representative as found on the Company intranet.
(h)    In the context of the Australian Participant, ‘personal information’ has the meaning given in the Privacy Act.
CANADA
Terms and Conditions
Termination of Service
Notwithstanding any provision of the Plan or this Agreement, the following provision shall apply to Participants employed in Canada on the date on which notification of termination (for any reason, with or without cause) or resignation from Service is delivered:

For purposes of this Agreement, the Participant’s termination date shall mean the later of (i) the date upon which the Participant ceases to perform Services for the Company following the provision of such notification of termination or resignation from Service and (ii) the end of any minimum statutory period of notice of termination (if any) required by applicable employment or labor standards legislation. For clarity, unless otherwise expressly provided in this Agreement or determined by the Company, no Award will vest under the Plan following the Participant’s termination date, and the termination date will not be extended by any period of deemed notice of termination under contract or at common or civil law in respect of which the Participant may receive pay in lieu of notice of termination or damages in lieu of such notice. The Participant will not be entitled to any further payments in respect of the value of any Award that has not yet vested as of the Participant’s termination date and no Award or any pro-rated portion thereof shall be included in any entitlement to any pay in lieu of notice of termination or damages in lieu of such notice.
Notifications
Tax Matters
All Awards granted under this Agreement shall be designated as “non-qualified securities” under subsection 110(1.4) of the Canadian Income Tax Act (the “Act”). For greater certainty, all designated Awards (i.e., Restricted Stock Units) will be considered non-qualified securities for the purposes of section 110 of the Act, including the calculation of the “annual vesting limit” under subsection 110(1.31). The employer will provide notice of this designation to the Participant and the Canada Revenue Agency as required by subsection 110(1.9) of the Act.
Securities Law Information

The Participant is permitted to sell shares of Stock acquired through the Plan through the designated broker appointed by the Company, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the shares of Stock are listed.
All restricted stock units granted under this agreement shall be designated as “non-qualified securities” under subsection 110(1.4) of the Income Tax Act (the “Act”). For greater certainty, all designated restricted stock units will be considered to be non-qualified securities for the purposes of section 110 of the Act, including the calculation of the “annual vesting limit” under subsection 110(1.31). The employer will provide notice of this designation to the employee and the Canada Revenue Agency as required by subsection 110(1.9) of the Tax Act.
Foreign Asset/Account Reporting Information

Canadian residents are required to report any foreign property (e.g., shares of Stock acquired under the Plan and possibly unvested Award) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds a certain legally designated amount at any time in the year. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant shall consult with his or her personal tax advisor in this regard.
Share Settlement of Award
Notwithstanding anything to the contrary in the Plan or this Agreement, Awards granted to Canadian Participants shall only be settled in shares of Stock and shall not be settled in cash.
CHINA
Terms and Conditions
Termination of Service
Notwithstanding the provisions under section 4.4 of the Agreement, if the Participant’s Service terminates by reason of retirement, any unvested Units that will vest over 12 months following the date of retirement shall become Vested Units on the date of such termination.
All vested Restricted Stock Units shall be settled and all shares of Stock issued in settlement of vested Restricted Stock Units shall be sold within ninety (90) days from the termination of the Participant's Service subject to the following:
•Upon the end of the aforesaid 90-day period, if there are any unsettled Restricted Stock Units, on the first trading day following the expiry of the 90-day period, all such Restricted Stock Units will automatically be settled and all shares of Stock subject to such Restricted Stock Units will automatically be sold on behalf of the Participant.
•Upon the end of the aforesaid 90-day period, if there are any remaining shares of Stock issued to the Participant in settlement of vested Restricted Stock Units, all such shares of Stock will automatically be sold on behalf of the Participant on the first trading day after the expiry of the 90-day period.
Notification
Special Administration in China.
The participation in the Plan by the Participant shall be subject to the China Subsidiary Corporation obtaining approval from the State Administration of Foreign Exchange (“SAFE”) for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the shares and the conversion of those funds to the local currency shall be registered with the SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the shares shall be repatriated into China through the SAFE-approved bank account set up and monitored by the China Subsidiary Corporation. The Participant may contact his or her local HR office for more details about the SAFE-approved bank account.
The Participant hereby acknowledges and agrees that such proceeds (net of applicable China tax) will be transferred to the SAFE-approved account prior to being delivered to the China Participant’s personal account and that neither the China Subsidiary Corporation, the Company nor any Parent Corporation or Subsidiary Corporation shall be liable for any delays or foreign exchange rate fluctuation that may happen in this process.
Data Privacy Consent
China Participant hereby consents to the Company, any Parent Corporation or Subsidiary Corporation or any third party, collecting China Participant’s personal information (including sensitive information) necessary to administer and operate the Plan and disclosing any personal information necessary to administer and operate the Plan to the Company, any Parent Corporation or Subsidiary Corporation or any third party engaged to assist in implementing the Plan, who may be situated in or outside China.

FRANCE
Terms and Conditions
Awards Not Tax-Qualified
The Award is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Award.
Language Consent
By accepting the French Award, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in the English language. The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.
En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.
Notifications
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.
Foreign Asset/Account Information
The Participant may hold shares of Stock acquired upon vesting/settlement of the Award, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Participant.

GERMANY
Notifications
Exchange Control Information
If the Participant remits proceeds in excess of EUR 12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank (Bundesbank). In the event that the Participant makes or receives a payment in excess of this amount, the Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, the Participant may be required to report the acquisition or sale of securities (including shares of Stock acquired under the Plan) to the Bundesbank via email or telephone if the value of the securities acquired exceeds EUR 12,500. The Participant is responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.
Securities Law Information
The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.
Terms and Conditions
Prohibition on Insider Dealing
The Participant should be aware of the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as e.g. the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company. The Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extent insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that the Participant consult with a legal advisor.
Limitation of Liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates German law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under the Market Abuse Regulation.
HONG KONG
Notification
Securities Law Notice
WARNING: The Restricted Stock Units and shares of Stock issued upon settlement of the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each eligible employee of the Company or its Participating Companies and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including these additional terms, or the Plan, the Participant should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Alert
The Company specifically intends that neither the Award nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Terms and Conditions
Sale of Shares
Any shares of Stock received at grant or vesting are accepted as a personal investment. In the event that any portion of this Award vests within six months of the grant date, the Participant agrees that he or she will not offer to the public or otherwise dispose of the shares of Stock acquired prior to the six-month anniversary of the grant date.
INDIA
Terms and Conditions
Application
This Addendum shall apply to any non-U.S. Participant (a) that is resident in, or otherwise subject to tax in India; or (b) in circumstances where the Company, in exercising its discretion determines this addendum shall apply to the non-U.S. Participant (“Indian Participant”).
Grant of Units

The Indian Participant acknowledges that under the Indian exchange control regulations, only employees or directors, of an office in India or branch of the Company or a subsidiary in India of the Company or of an Indian entity in which the Company has direct or indirect equity holding (“Indian Employer” and the employee or director of the Indian Employer shall hereafter be referred as “Indian Employee”), can receive shares of Stock underlying Restricted Stock Units under the Plan. Accordingly, Restricted Stock Units can be granted only to such Indian Participant who qualifies as an Indian Employee. Further, to the extent that the Indian Participants are not Indian Employees at the time of grant of such Restricted Stock Units, shares of Stock may be issued to such Indian Participant only if permitted by, and in accordance with, the Indian exchange control laws including but not limited to the Foreign Exchange Management (Overseas Investment) Rules, 2022, as amended from time to time. If the issuance of shares of Stock underlying Restricted Stock Units, whether in whole or in part, is not so permitted under the Indian exchange control laws in force at the time, then the Company shall have sole discretion to decide an alternative manner in which the Restricted Stock Units may be settled. It is hereby clarified that the discretion allowed to the Company can also include forfeiture of the Restricted Stock Units, entirely or in part, without consideration or for a cash consideration or otherwise, to the extent that such grant and consequential issue of shares of Stock is not permitted under the applicable Indian exchange control laws in force at the time of grant of such Restricted Stock Units.

It is hereby clarified that “indirect equity holding” in this paragraph means indirect foreign equity holding through a special purpose vehicle or step down subsidiary.

Compliance of Indian Employer.
On acquisition or divestment of shares of Stock or reinvestment of proceeds from such sale, the Indian Employee agrees to provide to the Indian Employer in due time, true and accurate details regarding all such transactions, including amount of proceeds received and all supporting documents evidencing such transactions (such as bank account statements or share certificates). It is hereby clarified that the Indian

Employee also permits the Indian Employer to disclose such information to an authorized dealer bank, Reserve Bank of India or any other regulatory authority, to comply with the Indian Employer’s reporting obligations under the Indian exchange control laws or any other laws applicable at that point in time.

Further, dividend income arising out of shares of Stock issued under the Plan shall, within 180 days, (i) either be re-invested under the OPI route, or (ii) be repatriated back to India.

Tax Withholding

The following provision supplements Section 7 of this Agreement:

The Indian Employee agrees that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax-Related Items on the value of the benefit earned by the Indian Employee as a result of the Indian Employee’s’ participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.

The Indian Employee agrees that the Indian Employer and/or the Company may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that the Indian Employee may have to recover any overpayment from the relevant tax authorities. The Indian Employee agrees that the Indian Employer and/or the Company may withhold the Tax-Related Items from the Indian Employee’s wages or other cash compensation paid to the Indian Employee by the Company and/or the Indian Employer. The Indian Employee agrees to pay to the Company or the Indian Employer the Tax-Related Items that the Company or the Indian Employer may be required to withhold or account, if such Tax-Related Items cannot be satisfied by the means previously described.

The Indian Employee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all Tax-Related Items is and remains the responsibility of the Indian Employee and may exceed the amount actually withheld by the Company or the Indian Employer.

Share Valuation
The amount subject to tax as per the Indian tax laws will depend upon a valuation that the Company or Indian Employer will obtain from a Category I Merchant Banker in India. The Company or Indian Employer has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

Supplement to Section 5.8 and 5.9 of the Agreement
In the event the applicable law in India, including the Indian exchange control regulations in place at the relevant point in time, does not permit clawing back any benefits already accrued to the Indian Employee, then the Company and /or the Indian Employer shall have the right, in its discretion, to determine the manner in which such exercise of clawing back of benefits (acquisition of shares and / or remittance of funds by the Indian Employee) shall be effected, including requiring the Indian Employee to apply for necessary regulatory approvals or such other method as the Company / Indian Employer deems appropriate.

Notifications/Exchange Control Information

The Indian Employee understands and agrees that, in case the proceeds if not reinvested, he or she must repatriate any proceeds from the sale of shares of Stock acquired under the Plan to India and convert the proceeds into local currency within 180 days or such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. The Indian Employee will receive a foreign inward remittance certificate ("FIRC") from the bank where he or she deposits the foreign currency. The Indian Employee should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her Indian Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information

Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is the Indian Employee’s ability to comply with applicable foreign asset tax laws in India and the Indian Employee should consult with his or her personal tax advisor to ensure that the Indian Employee is properly reporting his or her foreign assets and bank accounts. The Indian Employee’s employer will issue a Form 16 to the Indian Employee and report perquisites in Form 12BA after the end of the Financial Year.

Data Privacy
The following provision supplements Section 14 of this Agreement.

The Indian Employee acknowledges that personal information, including sensitive personal data or information, in relation to them may be shared by their Indian Employer with and held by the Company Group, and passed onto a third party advisor, administrator and/or future purchaser of the Company Group for the purposes of the operation or administration of the Plan. Further information about how the Company Group will process personal information of the Indian Employee is set out in the Company’s privacy notice, available on the Company intranet.

Grievance Redressal in relation to Personal Data
Any discrepancies and grievances of the Indian Employee with respect to processing of personal information, including sensitive personal data or information data may be informed to the designated grievance officer to your People & Culture contact.

IRELAND
Notifications
Director Notification Requirement
If the Participant is a director, shadow director or secretary of an Irish Affiliate, the Participant is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest exceeding 1% of the share capital of the Company (e.g., Award, shares of Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such interest exceeding 1% of share capital of the Company exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Ireland.
ITALY
Terms and Conditions
Plan Document Acknowledgement
In accepting the Award, the Participant acknowledges that they have received a copy of the Plan and this Agreement and have reviewed the Plan and this Agreement in their entirety and fully understand and accept all provisions of the Plan and this Agreement.
Notifications
Foreign Asset/Account Reporting Information
If the Participant holds investments abroad or foreign financial assets (e.g., cash, shares of Stock, Performance-based restricted stock units) that may generate income taxable in Italy, the Participant is required to report them on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Participant if they are a beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.
Foreign Asset Tax Information
The value of financial assets held outside Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., shares of Stock) assessed at the end of the calendar year.
JAPAN
Notifications
Foreign Exchange
Under certain circumstances, the Participant may be required to file a report with the Ministry of Finance if the Participant intends to acquire shares of Stock whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the acquisition of the shares of Stock. The reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.
The participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.

Foreign Asset/Account Reporting Information
Japanese residents holding assets outside of Japan with a total net fair market value exceeding a certain legally designated amount (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. The participant is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.
Securities Law Information
The Award and the shares of Stock have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Award and the shares of Stock issuable upon the exercise of Award may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term "resident of Japan" means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.
KOREA
Notifications
Foreign Assets Reporting Information
Korean residents shall declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold in KRW (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.
MACAU
Notifications
Securities Law Notice

The grant of the Award does not trigger affirmative securities compliance obligations in Macau.

MALAYSIA
Notifications
Securities Law Notice
The grant of the Award has been made in compliance with applicable Malaysian securities requirements including, as appropriate, filing an Information Memorandum with the Malaysian Securities Commission.
Malaysian Insider Trading Notification
The Participant should be aware of the Malaysian insider-trading rules, which may impact the Participant’s acquisition or disposal of shares or rights to shares under the Plan. Under the Malaysian insider-trading rules, the Participant is prohibited from acquiring or selling shares or rights to shares (e.g., an award under the Plan) when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of shares once such information is generally available.

Director Notification Obligation
If the Participant is a director of the Company's Malaysian Participating Company, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Participating Company in writing when the Participant receives or disposes of an interest (e.g., an award under the Plan or shares) in the Company or any related company. Such notifications shall be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Plan Document Acknowledgement
By accepting the Award, the Participant acknowledges that they have received a copy of the Plan, the Grant Notice and the Agreement, including this Appendix, which they have reviewed. The Participant acknowledges further that they accept all the provisions of the Plan, the Grant Notice, and the Agreement, including this Appendix. The Participant also acknowledges that they have read and specifically and expressly approve the terms and conditions set forth in Section 13 of the Agreement, which clearly provides as follows:
(a)    The Participant’s participation in the Plan does not constitute an acquired right;
(b)    The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(c)    The Participant’s participation in the Plan is voluntary; and
(d)    The Company and Participating Companies are not responsible for any decrease in the value of any shares of Stock acquired upon settlement of the Awards.
Labor Law Policy and Acknowledgement
By accepting the Award, the Participant expressly recognizes that the Company, with registered offices at 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7 Canada, is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of Stock do not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the Mexican Participating Company is the Participant’s sole employer in Mexico. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from participating in the Plan do not establish any rights between the Participant and the Mexican Participating Company and do not form part of the employment conditions and/or benefits provided by the Mexican Participating Company, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that their participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that they do not reserve to themselves any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company and any Participating Companies, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation

Reconocimiento del Documento del Plan
Al aceptar las Unidades de Acciones Restringidas, el Participante reconoce que ha recibido una copia del Plan, el Anuncio del Premio, y el Acuerdo, con inclusión de este Apéndice, los cuales que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan, el Anuncio del Premio, y el Acuerdo, con inclusión de este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 13 del Acuerdo, que claramente dispone lo siguiente:
(a)    La participación del Participante en el Plan no constituye un derecho adquirido;
(b)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(c)    La participación del Participante en el Plan es voluntaria; y
(d)    La Compañía y sus compañías Participantes no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las Unidades de Acciones Restringidas.
Política Laboral y Reconocimiento
Al aceptar las Unidades de Acciones Restringidas Cornwall Avenue, Vancouver, British Columbia V6J 1C7 Canada, es la única responsable por la administración del Plan y que su participación en el Plan, y en su caso la adquisición de Acciones, no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y porque la Compañía Participante Mexicana es el único patrón del Participante en México. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar al participar en el Plan no establecen derecho alguno entre el Participante y la Compañía Participante Mexicana y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por la Compañía Participante Mexicana, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones relacionados al trabajo.
Asimismo, el Participante reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente del Participante.
Finalmente, el Participante por este medio declara que no se reserva ningún derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía y cualquieras Compañías Participantes, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

Notifications

Securities Law Information

The Awards granted, and any shares of Stock acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Agreement and any other document relating to the Awards may not be publicly distributed in Mexico. These materials are addressed to the Participant because of their existing relationship with the Company and any Participating Company, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Mexican Participating Company in Mexico and made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS
Notifications
Prohibition Against Insider Trading
The Participant should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends the Participant consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. The Participant is responsible for ensuring compliance with these rules.
Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/sector/themas/marktmisbruik.
Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Participating Company may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Agreement and participating in the Plan, the Participant acknowledges having read and understood the notification above and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Securities Law Information
The grant of the Award is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.
NEW ZEALAND
Notification

Securities Law Information

WARNING. This is an offer of a right to purchase shares of Stock. The shares of Stock, if issued, give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference stock have been paid. The Participant may lose some or all of their investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all of the information usually required. The Participant will also have fewer other legal protections for this investment.

The shares of Stock are quoted on the Nasdaq. This means that if the Participant acquires shares of Stock under the Plan, the Participant may be able to sell such shares on the Nasdaq if there are interested buyers. If the Participant sells their investment, the price they get may vary depending on factors such as the financial condition of the Company. The Participant may receive less than the full amount that they paid for the investment. The price will depend on the demand for shares of Stock.

A copy of the Company’s most recent financial statements (and, if applicable, a copy of the auditor’s report on those financial statements), as well as information about the risk factors impacting the Company’s business that may affect the value of the shares of Stock, are included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These documents have been filed with the U.S. Securities and Exchange Commission.

The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing themselves.
NORWAY
Notifications
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Norway.
Limitation of liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates Norwegian law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under any applicable law.
Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition or disposition of the shares of Stock. The Participant is encouraged to seek personal tax advice in connection with the acquisition or disposition of shares of Stock. The Participant acknowledges that the Participant is not relying on the Company or any Participating Company for any tax advice.

SINGAPORE
Notifications
Securities Law Information
The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The participant should note that the Restricted Stock Units are subject to section 257 of the SFA and

Participant will not be able to make any subsequent sale in Singapore of the shares of Stock acquired through the vesting of the Restricted Stock Units or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation
If the Participant is a director, associate director or shadow director of a Singapore Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when the Participant receives an interest (e.g., Restricted Stock Units or shares of Stock) in the Company or any Affiliate. In addition, the Participant shall notify the Singapore Affiliate when the Participant sells shares of Stock of the Company or any Affiliate (including when the Participant sells shares of Stock acquired through the vesting of Restricted Stock Units). These notifications shall be made within two business days of acquiring or disposing of any interest in the Company or any Affiliate. In addition, a notification shall be made of the Participant’s interests in the Company or any Affiliate within two business days of becoming a director.
SPAIN
Terms and Conditions
Service Conditions
This provision supplements Section 12 of the Agreement:
In accepting this Award, the Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Award under the Plan to individuals who may be employees of the Company or a Participating Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Participating Company. Consequently, the Participant understands that this Award is granted on the assumption and condition that this Award and any restricted stock units acquired upon exercise of this Award are not part of any employment contract (either with the Company or any Participating Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this Award would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Award shall be null and void.
This Award is a conditional right to restricted stock units and will be forfeited in the case of the Participant’s termination of employment, unless otherwise set forth in Section 4 of the Agreement. This will be the case even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Participating Companies; or (5) the Participant’s employment terminates for any other reason whatsoever, other than by reason of death, retirement or Disability. Consequently, upon termination of the Participant’s employment for any of the reasons set forth above, the Participant will automatically lose any rights to the unvested Award granted to him or her as of the date of the Participant’s termination of employment, as described in the Plan and the Agreement.

Notifications
Exchange Control Information
The Participant shall declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not purchase or sell the shares through the use of a Spanish financial institution, the Participant shall make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form shall be filed each January while the shares are owned as of December 31 of each year; however, if the value of the shares or the sale proceeds exceed a certain legally designated amount, a declaration shall be filed within one month of the acquisition or sale, as applicable. Therefore, the Participant should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for assets and rights that he or she holds abroad.
Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.
The Award does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Information
To the extent that the Participant holds shares and/or has bank accounts outside Spain with a value in excess of a certain legally designated amount (for each type of asset) as of December 31, the Participant will be required to report information on such assets on his or her tax return for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares or accounts increases by more than a certain legally designated amount. The Participant should consult his or her personal advisor in this regard. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain legally designated amount. Therefore, the Participant should consult his or her personal advisor in this regard.
SRI LANKA
Scope and Application
This applies to any Participant who is a person resident of Sri Lanka for the purposes of the Foreign Exchange Act, No. 12 of 2017, the Inland Revenue Act, No. 24 of 2017, of Sri Lanka and their subordinate legislation.
Compliance with Foreign Exchange Regulations
The acquisition, holding, and disposal of Stock under this Plan constitute a capital transaction undertaken outside Sri Lanka and are subject to the Foreign Exchange (Classes of Capital Transactions Undertaken Outside Sri Lanka by a Person Resident in Sri Lanka) Regulations No. 1 of 2021, as the same may be amended from time to time (“2021 Regulations”).
Each Participant shall, where required by law, open and maintain an Outward Investment Account with an authorised dealer in Sri Lanka for the purposes of receiving any dividends, sale proceeds, liquidation proceeds, or other income arising from the Stock or Award. All such proceeds shall be repatriated to Sri

Lanka through the said outward investment account unless reinvested in accordance with the Plan or as otherwise permitted by the Department of Foreign Exchange.
Taxation
The Participant acknowledges that any benefit derived from the allotment, vesting or exercise of options, or receipt of Stock under this Plan constitutes employment income for Sri Lankan income-tax purposes in accordance with the Inland Revenue Act, No. 24 of 2017, as amended.
The taxable event shall arise at the time the Stock are allotted to the Participant (or on exercise of an option leading to allotment), being the point at which the Participant acquires an unconditional right to such Stock.
The Participating Company (or the Sri Lankan subsidiary of the Participating Company on its behalf) may deduct, withhold, or recover from the Participant such amounts as are necessary to satisfy any tax liability.
The Participant shall indemnify and hold harmless the Participating Company, the Company, and their respective affiliates from and against any liability, interest or penalty arising from the Participant’s failure to cooperate with such deductions or withholdings, or failure to comply with the aforesaid tax obligations.
Employment Status
Participation in the Plan is voluntary and does not form part of the Participant’s terms of employment, remuneration, or any collective employment arrangement for the purposes of Sri Lankan labour law.
Awards granted under the Plan do not give rise to any right to continued employment, nor do they form part of any calculation for salaries, wages, statutory entitlements, or termination benefits under Sri Lankan labour law.
Data and Information Sharing
The Participant consents to the Participating Company (or the Sri Lankan subsidiary of the Participating Company on its behalf) sharing necessary information, including personal, employment and tax details, with the Participating Company, its affiliates, etc., for regulatory compliance and administration of the Plan.
Such information shall be processed in accordance with the Personal Data Protection Act, No. 9 of 2022, and other applicable confidentiality obligations.
SWEDEN
Terms and Conditions
Taxes
The following provision supplements Section 6 of the Agreement:
Without limiting the Company’s and any Affiliate’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Agreement, in accepting the grant of the Award, the Participant authorizes the Company and/or an Affiliate to withhold shares of Stock or to sell shares of Stock otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Affiliate have an obligation to withhold such Tax-Related Items.
Notifications

Securities Law Information
The grant of Award under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Sweden.
Exchange Control
The Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if the Participant has a brokerage account with a foreign broker.
SWITZERLAND
Notifications
Securities Law Information
Neither this document nor any other materials relating to the Restricted Stock Units constitute a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company. Finally, neither this Agreement nor any other offering or marketing materials relating to the Restricted Stock Units have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TAIWAN
Terms and Conditions
Data Privacy Acknowledgement
The Participant hereby acknowledges that the Participant has read and understood the terms regarding the collection, processing and transfer of Data contained in the Data Privacy section of this Agreement and, by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Participating Company Group retaining the Participant’s Service, the Participant agrees to provide an executed data privacy consent form to the Participating Company Group retaining the Participant’s Service (or any other agreements or consents that may be required by the Participating Company Group retaining the Participant’s Service) that the Participating Company Group retaining the Participant’s Service may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. the Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
Notifications
Securities Law Information
The Award and any shares of Stock acquired pursuant to the Plan are available only for Employees or directors of the Participating Company Group. The offer is not a public offer of securities by a Taiwanese company.
Neither the Plan nor the Restricted Stock Units are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.
Exchange Control Information

The Participant may remit and acquire up to a certain legally designated amount per year in foreign currency (including proceeds from the sale of shares of Stock or the receipt of any dividends) without justification.
If the transaction amount exceeds a legally designated amount in a single transaction, Taiwanese residents shall submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. In addition, if the transaction amount exceeds a legally designated amount, the Participant may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. The participant should consult with the Participant’s personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Information.
Thai residents realizing cash proceeds in excess of a certain legally designated amount in a single transaction from the sale of shares of Stock or dividends paid on such shares of Stock shall immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance shall also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Participant should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand.
Because exchange control regulations change frequently and without notice, the Participant should consult his or her personal advisor before selling shares to ensure compliance with current regulations. It is the Participant’s sole responsibility to comply with exchange control laws in Thailand.
UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability.
The following provision supplements Section 6 of the Agreement:
The Participant agrees that the Company or the employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. The Participant hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-related Items, as and when requested by the Company or the Participant’s employer, as applicable, or by HM Revenue & Customs (“HMRC”) (or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and the Participant’s employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other relevant authority).
If payment or withholding of any Tax-Related Items arising in connection with the Participant's participation in the Plan is not made by the Participant to the employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the Participant understands and agrees that any uncollected Tax-Related Items will constitute a loan owed by the Participant to the employer, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of His Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) (including employer's NICs, as defined below) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the employer (as appropriate) for the value of any NICs due on this additional benefit.
The Participant agrees that if so required by the Company, or the Participant’s employer, the Participant will enter into a joint election under section 431(1) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003, in respect of the acquisition of shares of Stock within 14 days of the acquisition by the Participant of those shares of Stock (or such shorter or longer period as HMRC may direct).
Notification
Securities Law Information
The grant of Award under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom.
Neither this Agreement nor the Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Restricted Stock Units are exclusively available in the UK to bona fide employees and former employees and any other UK Affiliate.
Non-Qualified Grants
The Award is not intended to be tax-qualified or tax-preferred under current tax rules and regulations in the United Kingdom.
Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition, holding, or disposition of the shares of Stock. The Participant represents that he or she will consult with any tax advisors that the Participant deems appropriate in connection with the acquisition, holding, or disposition of the shares of Stock and that the Participant is not relying on the Participating Company Group for any tax advice.
Prohibition Against Insider Dealing
The Participant should be aware of:
1.    the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and
2.    the UK's insider dealing rules under the Criminal Justice Act 1993, each of which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company. If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consult with a legal advisor. The Company cannot be held liable if the Participant violates the

UK's insider dealing rules. The Participant is responsible for ensuring his or her compliance with these rules.
Data Protection
For the purpose of operating the Plan in the United Kingdom, the Company may collect, process and use personal information relating to the Participant and may transfer any such personal information outside or within the country in which the Participant works or is employed, including to the United States of America. Any such information will be collected, processed and transferred in accordance with the privacy notice from time to time in force.
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